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                                                                     Exhibit 5.1

                              Burns & Levinson LLP
                                125 Summer Street
                                Boston, MA 02110

                                 January 4, 2002

Interneuron Pharmaceuticals, Inc.
One Ledgemont Center
99 Hayden Avenue
Lexington, MA 02421-7966

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed as of this date with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 3,175,000 shares of the common stock, $.001 par value per share (the "Shares"), of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders"), as described in the Registration Statement.

         We have acted as counsel for the Company in connection with its issuance and sale of the Shares and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

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Interneuron Pharmaceuticals, Inc.
January 4, 2002
Page 2


         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the use of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and further consent to the use of our name in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                                     Very truly yours,

                                                     /s/ BURNS & LEVINSON LLP

                                                     BURNS & LEVINSON LLP